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                                                                      EXHIBIT 21
                                                                      ----------

                               GLOBIX CORPORATION
                              LIST OF SUBSIDIARIES

     The following is a list of all subsidiaries of Globix Corporation as of September 30, 2000, and the jurisdictions of incorporation/organization of such subsidiaries.

         Name of Subsidiary                                   Jurisdiction
         ------------------                                   ------------

1.       NAFT International Ltd.                              New York

2.       NAFT Computer Service Corp.                          New York

3.       PFM Communications Inc.                              New York

4.       Bluestreak Digital, Inc.                             New York

5.       GameNet Corp.                                        New York

6.       ATC Merger Corp.                                     New York

7.       GRE Consulting, Inc.                                 New York

8.       415 Greenwich GC, LLC                                New York

9.       Comstar.net, Inc.                                    Georgia

10.      Comstar Telecom & Wireless, Inc.                     Georgia

11.      Globix Holdings (UK) Limited                         United Kingdom

12.      Globix Limited                                       United Kingdom

13.      GLX Leasing Limited                                  United Kingdom

14.      Globix Denmark ApS                                   Denmark

15.      Globix (Netherlands) BV                              Netherlands

16.      Globix Internet Services GmbH                        Austria

17.      Globix SpA                                           Italy

18.      Globix GmbH                                          Germany

19.      Globix SAS                                           France

20.      Globix Internet S.A.                                 Spain

21.      Globix Internet Exchange AG                          Switzerland